Exhibit 10.21

UTILICRAFT AEROSPACE INDUSTRIES, INC.
554 Briscoe Blvd. Lawrenceviile, GA 30045
Phone: (678) 376-0898 Fax: (678) 376-9093

Purchase Order

PO Number:                           D3-07-05-SOW-1

Date:                                      July 25, 2005

Amount:	$137,750

Terms:                   Invoice Bi-Weekly - Payment Net 15 days

Deliverables (A and B):

A.            FF-1080-300 Wind Tunnel Support

$145/hr (not to exceed 50 hrs)	$7,250

1.     D3 shall review the fwd fuselage loft and provide cross sections to enlarge the lower fuselage corners accommodating adequate frame depth. If feasible, D3 shall perform a quick frame analysis using an assumed payload scenario for this purpose.

2.     D3 shall review the mid-fuselage loft and provide cross sections to enlarge the upper fuselage corners accommodating adequate frame depth to support wing to body joint. If feasible, D3 shall perform a quick frame analysis using an assumed payload scenario for this purpose.

3.     D3 shall review the aft fuselage loft and provide a cross section at the approximate location of the vertical tail front spar which will provide sufficient depth for strength of the vertical tail attachment and space for upper cargo door stowage. This data is to be used by AMI for aerodynamic design of the transition from the flat upper fuselage to a curved upper fuselage to improve the vertical tail aerodynamics.

4.     D3 shall use the preliminary landing gear loads (or make assumptions as needed) and perform a quick analysis defining a desired depth for the landing gear boom.

5.     D3 shall review the wing loads and make a quick analysis of wing displacement for positioning of the wing on the top of the fuselage with adequate gap for wing flexing.

6.     D3 shall review the overall landing gear wing arrangement configuration and provide guidance regarding adequate ground stability and take-off rotation.

7.     D3 recommends that the engine longitudinal position be re-evaluated incorporating the rotor burst criteria. D3 will review its recent experience in this respect and provide guidance material to AMI.

TECHNICAL DATA REQUIRED FROM AMI:

1.     IGES model of loft (received 6/28).

2.     Max shear/moment values for wing at approx. BL 50.

3.     Max shear/moment values for root of vertical tail.

4.     Fwd/uppermost CG location for stability analysis.

B.            FF-1800-300 Development of Program Plan And Specification Documents

$145/hr (not to exceed 900 hrs)	$130,500

Program Planning (Phase I)
Project Structure
Project Reporting and Reviews
Work Breakdown Structure
Document Control
Buyer Furnished Item Requirements

Technical Specifications
Design Requirements and Objectives (DR & O)
Description of Aircraft Configurations, System Definitions and Principal Structural Concepts
List of Development Tools and Software
Implementation of Product Development Management System

Program Plan Outline
Systems Integration and Concept Verification Design Phase (Phase II)
Aircraft Configuration Development and Definition
Aerodynamic Design and Validation
Preliminary Design Phase (Phase III)
Detail Design Phase (Phase IV)
Systems Integration
Quality Assurance Plan
Certification Planning and Support
Production Support
Program Management
Program Schedule
Program Staffing
Assumptions
Deliverables

Program Price Estimation
Planning (Phase I)
Systems Integration and Concept Verification Design Phase (Phase II)
Preliminary Design Phase (Phase Ill)
Detail Design Phase (Phase IV)
Performance Flight Test Aircraft
Production (Phase V)

Authorized By:
John J. Dupont
Chairman, President - CEO
Utilicraft Aerospace Industries, Inc.